UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) (Compensatory Arrangements of Certain Officers)

The following are compensation arrangements for the Company’s named executive officers identified in the 2011 Proxy Statement. Information regarding the structure of compensation programs and awards is included in the Company’s proxy statement.

	2011 Annual	2012 Cash			2012 Long-Term Incentive Award
	Incentive Payout	Salary Rate	Annual Incentive Target		Performance Share Units*
S. J. Palmisano	$6,500,000	$1,800,000	$	N/A	$20,000,000
M. Loughridge	$1,359,800	$775,000		$1,046,000	$4,750,000
S. A. Mills	$1,258,400	$716,000		$968,000	$5,000,000
M. E. Daniels	$1,371,800	$825,000		$1,444,000	$5,000,000
V. M. Rometty	$1,470,000	$1,500,000		$3,500,000	$10,000,000

*  Performance share units will be granted on June 8, 2012. The actual number of units granted on this date will be determined by dividing the value shown above by a predetermined, formulaic Planning Price for the second quarter 2012. These performance share units will be paid out in February 2015 as explained in the Company’s proxy statement.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 3, 2012

	By:	/s/ Maureen Sladek
Maureen Sladek
Associate General Counsel and Assistant Secretary